                                                                                                     Exhibit 99(b)

Text of Conference Call Presentation by Executives of the Registrant on November 20, 2003

Michael D. Eisner

As we close the books on fiscal year 2003, our company finds itself in a strong position.  We saw significant upsides in the Studios, while some other businesses faced challenges that are the ongoing focus of our attention.

We are very pleased with the tremendous gains in the fourth quarter and the solid results for the year.   More
importantly, we are confident in our ability to deliver strong growth into 2004.

Our vision for Disney's growth and success is based on how well we do three basic things: create profitable entertainment franchises that people love, aggressively pursue technological innovation that enhances how we create and deliver that content to our audiences,  and strengthen and capitalize on the competitive advantage of our brands and creative properties.

And, we continue to make cost containment and productivity essential underpinnings in everything we do.

Indeed, during the economic downturn, we have made operations more efficient across the company, which should contribute to our growth as economic conditions improve.

In 2003, we launched or expanded on a range of entertainment franchises, from Pirates of the Caribbean to Finding
Nemo to Freaky Friday to Kim Possible to Lizzie McGuire to our Disney and ESPN cable channels to new offerings at our parks.

Our technology strategy is all about innovation and keeping ahead of the curve of new opportunity.  Our technology initiatives spanned all of our lines of business, including MovieBeam, HDTV, Broadband and our proprietary Internet technology for streaming video called Motion, which was developed by our solidly profitable
Walt Disney Internet Group.

At ESPN, we've launched ESPN HD, which will not only continue to build and drive the ESPN brand, but will help drive the entire industry toward the adoption of this new medium.

But we aren't just using technology to improve the delivery of our content ... we are also using it to improve the content of our content.  For example, new attractions like Mission:  Space and the 3-D Mickey's PhilharMagic in
Orlando demonstrate our ability to leverage technology to engage audiences in dazzling new ways.

All of these initiatives could lead to important growth as we continue to pursue the opportunities of the digital transformation of the entertainment industry.

As for the third element of our strategic vision - building and strengthening our brands - this is something we single-mindedly pursue at all levels.  Two days ago, Bob Iger was in Japan launching our 22nd international
Disney Channel.  That same day, I was at Walt Disney World for the kick-off of our celebration of Mickey Mouse's
75th anniversary.  We may have been on two sides of the globe, but we were both participating in our company's unique ability to expand and capitalize on our world class entertainment assets.

The Studios' stellar success during the year demonstrated the validity of our three-part strategy.  It created or built on fantastic entertainment franchises, it used cutting-edge technology to create compelling entertainment and it strengthened and broadened the Disney brand.

Our other businesses are also showing encouraging signs.  During the fourth quarter, Media Networks' performance doubled, attendance was up at our parks and Consumer Products experienced growth in licensing.

These and many other indicators underscore that The Walt Disney Company is poised to reap the rewards of a stabilizing domestic and global economic environment.  We are pleased with the year just passed and eager to power forward into 2004.

Thomas O. Staggs

Our September quarter demonstrated what the combination of creative excellence and consistent financial rigor can do for the bottom line.  Recent results also provide an early indication of how well positioned our businesses are to deliver growth going forward.

Studio Entertainment proved to be our strongest year-over-year performer for the quarter, with segment operating income more than doubling versus 2002.

Once again, DVD sales were an important contributor to growth, more than offsetting declines in VHS sales.  For the fourth quarter, titles like Chicago, and Bringing Down the House drove more than a 20% increase in global DVD unit sales.

In fact, Disney's worldwide DVD sales for the full year grew by more than 40%, to roughly 175 million units, which more than offset the erosion in VHS unit sales.

Of course, the continued success of our 2003 film slate also contributed greatly to our fourth quarter results, led by Pirates of the Caribbean and Finding Nemo.

We've had solid results from our film slate for the last three years and that success was especially evident this quarter in the TV distribution window where titles like Lilo and Stitch, Remember the Titans, Sweet Home Alabama
and Spy Kids 2  helped to double operating profit for this business versus Q4 of 2002.

This improvement is an indication of how a successful theatrical year can yield profit enhancing revenue streams for years to come,  which bodes well for the future, given the great performance we've had at the box office in
2003.

Cable Networks was also a large contributor to our growth, where higher ratings, a strong advertising market and higher affiliate revenues were all factors in cable's 15% profit increase versus the prior year.  The significant growth we saw in Q4 also reflected lower NFL rights fee amortization at ESPN as a result of our moving into the final three years of that contract.

Cable Networks revenue growth for the year was offset somewhat due to our continued investment in new programming primarily for new series at ABC Family and for the NBA and Wimbledon at ESPN.

Q4 advertising at the network was up 7% versus the prior year, with a little more than half the increase being driven by two additional NFL games during the quarter.  An increased number of original program episodes and the costs of the two additional games more than offset these improvements.

We continue to benefit from the strong and efficient management of our Television stations and our Radio operations.  At our TV Stations, gross ad sales in Q4 were roughly flat with the prior year, however lower
expenses yielded modest improvements in operating income.   More importantly, our Television stations are number
1 in 7 of our 10 markets and enjoy margins averaging 40%.

At our radio networks, Q4 gross ad sales increased by 7%.   At our owned radio station group, ad sales were up
8%, driven by our larger markets - especially NY, LA and Chicago.   Our radio station group has also done a great
job of translating top line performance into bottom line results.  Margins at our radio stations average over
40% and, for the quarter, profits at the radio group increased by 19% over the prior year.

In Consumer Products, increases in revenue across every licensing business -- hardlines, softlines, and toys -
helped drive double-digit operating income growth in the merchandise licensing segment.   Increased earned
royalties in North America, Japan and Asia from licensees like Kellogg's, Hallmark and Gillette contributed to this performance as did new licenses and new products in our toy division.

These results were partially offset by margin compression at the Disney Stores.

At theme parks, we've emphasized that we anticipate a gradual improvement in trends which is consistent with what we saw this quarter.

At Walt Disney World, attendance grew by 12% for the September quarter.  New offerings like Mission: Space and successful promotions like the 7 for 4 deal drove growth in the local and domestic tourist segments.
International visitation to Walt Disney World was down just slightly for the quarter.

The 7 for 4 promotion also helped drive  a 9% increase in occupied room nights at our Florida hotels and, not
surprisingly, a 5% decline in per room spending due to lower average daily rates.   Per capita spending on the
parks side was off by roughly 4%.

On the West Coast, attendance at the Disneyland Resort came in 5% ahead of the prior year quarter with increases
across all our guest segments.   Per capita spending was flat with last year.  Occupied room nights improved by
13% with per room spending increasing by 4%.

These attendance and occupancy gains were offset by higher expenses for employee benefits and insurance and marketing, as well as the absence of Euro Disney royalties.

As expected, our 2003 capital spending for the company as a whole was roughly even with our spending in 2002 at slightly under $1.1 billion.  More than 50% of this investment was in our Parks and Resorts segment.  As we have previously indicated, we expect capital spending at our domestic theme parks to remain meaningfully under $1 billion per year going forward.

Throughout the last couple of years, we've responded to the difficult environment by driving operating, investment and cash flow efficiencies across our businesses and we intend to maintain that focus, even as things improve.

In fiscal 2003, we also continued to improve our balance sheet, while safeguarding our liquidity.  We generated free cash flow of just under $1.9 billion this year, up by more than 50% from 2002.  As a result, we reduced net
borrowings by more than 10% to $11.5 billion.   Looking ahead, we continue to target credit statistics in the A-
range and we will therefore seek to further improve the balance sheet during fiscal 2004.

Now I'd like to spend a few moments on our expectations for 2004.  As is true with a number of other large companies, we feel that in most instances it is better to avoid making specific earnings projections.

This approach reflects the fact that our primary focus is on managing Disney for long term success and shareholder value and not against short-term forecasts.

However, we do not want our position on this issue to be misconstrued as a lack of confidence in our ability to deliver strong growth.  For that reason, let me add that barring unforeseen changes in the climate for our businesses, we expect to deliver fiscal 2004 earnings that meet or exceed the current Wall Street consensus of
$0.84 per share.

Here are some of the key growth drivers and swing factors that could impact our results as we move forward.

Media Networks will likely lead the way for us in fiscal 2004, where the very successful upfront advertising sales over the summer, improved subscription revenues in cable and an improved cost structure at ABC should all contribute to our bottom line.

At the same time, our investment in programming will continue, especially at The Disney Channel and ESPN.

Bob will give you some color on what we're seeing in the current ad market, but changes in the strength of that market - as well as ABC ratings for the balance of the year - remain an important swing factor in 2004.

In terms of current trends at our parks, the December quarter has started off relatively well with overall
attendance at our domestic parks up 12%.   It's worth noting that international attendance remains relatively flat versus last year.  At this point our room reservations on the books are up a more modest 8% versus this time last year.

Please note that our advance booking window remains relatively short, which makes reading this data difficult, so our actual results could easily vary from these trends.

Barring a meaningful change in the environment, we look for continued gradual improvement in attendance and occupancy in 2004 offset by the increases in employee benefits costs that we've previously discussed.

Our 2004 film slate is off to a solid start with Brother Bear.  Key upcoming releases for the year include
Disney's Haunted Mansion, which comes out next week, Cold Mountain from Miramax this winter, and three spring releases,  The Alamo, Hidalgo and our next animated film Home on the Range.

The Studio will benefit as the '03 theatrical slate is released in home video this year.  So far in Q1, we've seen tremendous success from the DVD releases of Lion King and Finding Nemo.

With Pirates of the Caribbean, Freaky Friday and Santa Clause 2 also slated for a Q1 home video release, the
studio should have a very strong start in 2004.   As you might expect, year-over-year comparisons for the Studio after Q1 will be more difficult.

As we turn our sights towards delivering strong results in 2004 and beyond, our primary financial goals are straightforward and unchanged.  We remain focused on: delivering long-term growth in our earnings and cash flow;
wisely deploying our excess cash flow; and generating improved returns on our invested capital.

Succeeding in these goals requires a disciplined approach to managing financial risk without sacrificing creative quality.  We believe that our most recent financial results reflect the progress that Disney has made toward that end.

Robert A. Iger

Michael talked about our key areas of business focus that have positioned us for growth in the past, and which we believe will continue to drive growth in the future.

Nowhere is the importance - and successful application -- of these priorities more apparent than in our Cable segment, where new networks and services are extending the reach of our popular brands, and where programming investment is extending the number and reach of key character franchises.

These efforts are also resulting in improved ratings across our cable assets, which deliver increased value for our company and for viewers and distributors alike.

ESPN generates a significant part of cable television's value proposition for viewers, cable and satellite operators and advertisers.  On the ratings front, ESPN delivers more top rated programs than any other ad supported cable network.  In 2002, 18 of the top 20 rated shows on ad-supported cable were on ESPN and the
September quarter of 2003 marked the seventh consecutive quarter of year over year ratings gains at ESPN.

ESPN is also recognized as a leading driver of technological innovations and new businesses.  By making the strongest sports commitment to High Definition television in the U.S. today, ESPN is helping to drive the early transition to digital- a platform that provides meaningful revenue opportunities for MSOs.

We have paying contracts for ESPN HD in place with the cable and satellite companies that control 70% of the nation's multi-channel video homes.  As our distribution partners roll out HDTV to customers, ESPN HD will be an important part of that offering.

ESPN is not the only area of opportunity in our Cable segment.  As television becomes a key driver of global entertainment properties, the Disney Channel has evolved into a new engine of creative and franchise development for our company.  Disney Channel continued its positive ratings trajectory this past quarter, finishing as the #1 basic cable network in the important Kids 6-11 demographic in both primetime and total day.

We're bolstering Disney Channel's foundation by investing in new cable networks around the world.  The launch of
Disney Channel Japan - which required an investment of $10 million this past quarter -- brings our International
Disney Channel count to 22.

The launch of this new channel will require continued investment of roughly $25 million in 2004, however we're confident that it will broaden the global reach and value of both our cable assets and the Disney brand, and deliver an attractive return on capital over time.

Ratings and quality programming have obviously been a principal focus at the ABC Network as well.  Since March
2001, ABC has made great strides in developing strong comedies and has successfully added an unprecedented 10 comedies to its primetime schedule.

Eight of these ten are number one in their respective time periods in the coveted sales demographic of Adults 18 -
49.

These young comedies - all with upside potential - are the creative and financial building blocks for the future of ABC primetime, especially those that are produced in-house by Touchstone Television.

The last two seasons have been the most successful in Touchstone Television's 19-year history and this success is beginning to flow over into our off-net syndication pipeline.

Most recently, My Wife and Kids cleared more than 90% of the country in syndication, garnering well more than $2
million an episode.   According to Jim - the No. 1 program Tuesday at  9pm -- is up next.  While this revenue stream won't be felt until fiscal 2005, the reception our ABC produced comedies are receiving bodes well for
ABC's off-net syndication business.

ABC's work in primetime is still ongoing, but our performance season to date indicates things are headed in the right direction.  ABC now ranks first or second in 75% of the half-hours in primetime among regular programs for the key sales demographic of Adults 18-49, ahead of its competition.

Thanks to this performance momentum, ABC is able to take advantage of the scatter marketplace with pricing that is out-pacing upfront levels.

Since last quarter, we have seen some slowing in the ad marketplace, including spot TV and radio.  In radio, pacings appear to be weakening in Q1, although they are still ahead of prior year.  And at our TV stations, we expect to be on par with last year even though political spending in this quarter is approximately $30 - $35 million less than last year.

At the studio, our key priority remains driving for higher returns on investment by making the right movie at the right price.

Making the right movie often involves leveraging our Disney brand advantage and the strength of Disney franchises to drive performance, as we did with Pirates of the Caribbean, and Freaky Friday and with next weekend's Haunted
Mansion starring Eddie Murphy.

Combined, Buena Vista and Miramax have generated close to $2 billion in U.S. box office, representing the number one position with over 26 percent market share so far for calendar year 2003.

But box office is just the top line of the equation.  The economics of our 2003 live action film slate -- which we expect will deliver an ultimate return on investment above 20% - reflects our commitment to generating attractive returns on the capital we invest.

DVD also continues to represent an opportunity for growth of substantial magnitude for Disney, especially in
2004.   We've seen strong early results from the DVD release of our most important platinum video title, The Lion
King -- which has sold over 11 million units worldwide and from the record-setting release of Finding Nemo which has sold 20 million home video units in the U.S. alone, with sales still going strong.

In Consumer Products, the restructuring of merchandise licensing has progressed nicely. Three years ago, we
stated a goal of signing deals with 20 of the world's top retailers.   We've exceeded that goal and have a total
of 23 direct-to-retail deals in place today and are beginning to see traction in this business as a result.

The sale process for the Disney Stores is also on track and will likely extend into calendar 04.

At the theme parks, where we have invested heavily in our resort assets, our strategy has shifted toward increasing the utilization of these tremendous properties and improving our market share, and consequently our returns on our investment.

To do so, we are enhancing our marketing and distributing efforts and continuing to invest judiciously to maintain the differentiation of our parks and resorts. Capital spending going forward falls into 4 categories that support these goals.

First, we'll continue to make differentiating, big statement investments like Mission: SPACE and Tower of
Terror.

We'll balance these E-ticket rides with attractions that emphasize the Disney brand like Mickey's PhilharMagic at
Walt Disney World.

These will be complemented with live shows and spectaculars - such as Aladdin and Playhouse Disney in California-
which require modest investment and drive both attendance and guest satisfaction.

The final category includes smaller special effects which provide some of the biggest "wows" for our guests, like our animatronic Lucky the Dinosaur, which takes our character meet & greets to the next technological level.

Even though we have the capacity to continue driving returns on our existing properties, we expect a substantial piece of our growth to come from international expansion.  Our resort in Hong Kong - on schedule to open in fiscal year 2006 -- will be an important footprint for Disney, given its location in the world's most populous country, China.

In addition to differentiating the physical infrastructure of our theme parks, we're launching targeted marketing efforts that offer great incentives to visit Disney, like Magical Gatherings, a new product that meets the emerging popularity of multi-household and inter-generational travel, and Disney's Golden Celebration, an
18-month event that kicks off in May 2005 to commemorate the birth of our theme parks.

These initiatives continue to lay the groundwork for us to reap the benefit of an economic recovery that we hope to see continue.

This year in theme parks -- and across every segment of the company -- we've been particularly successful executing on the three strategic priorities that Michael outlined up front:  building our portfolio of enduring character franchises, fortifying the competitive advantage of our brands, and using technological innovation to enhance everything we do.

We believe a continued focus on these three elements will yield success for Disney for years to come and will allow us to deliver long-term shareholder value in the form of increasing returns on capital, increased earnings and higher free cash flow.